CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated January 28, 2011 on Dreyfus New York AMT-Free Municipal Bond Fund for the fiscal year ended November 30, 2010 which is incorporated by reference in Post-Effective Amendment No. 35 to the Registration Statement (Form N-1A Nos. 33-7497 and 811-4765) of Dreyfus New York AMT-Free Municipal Bond Fund.

                                                                                                /s/ ERNST & YOUNG LLP

                                                                                                ERNST & YOUNG LLP

New York, New York

March 25, 2011